EXHIBIT 14.(a).1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in the following Registration
Statements:

     1. Previously filed Registration Statement on Form S-8 (No 333-111932) pertaining to the employee stock option plan and

     2.   Previously filed Registration Statement on Form F-3 (No. 333-128847)

of our report dated March 8, 2006, with respect to the consolidated financial statements of Tefron included in this Annual Report (Form 20-F) of Tefron for the year ended December 31, 2005.


                                                /s/ Kost Forer Gabbay & Kasierer

Tel Aviv, Israel                                Kost Forer Gabbay & Kasierer
March 27, 2005                                  A Member of Ernst & Young Global